UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-2313	SOUTHERN CALIFORNIA EDISON COMPANY	California	95-1240335

2244 Walnut Grove Avenue (P.O. Box 800) Rosemead, California 91770 (Address of principal executive offices)
(626) 302-1212 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2014, the Board of Directors of Southern California Edison Company ("SCE") elected Maria C. Rigatti to serve as Senior Vice President and Chief Financial Officer of SCE, effective July 28, 2014.
Ms. Rigatti, age 50, previously worked at Edison Mission Energy ("EME") for 15 years in a variety of positions, including as senior vice president and CFO. Ms. Rigatti also directed activities related to the completion of the bankruptcy and reorganization of EME, including final claims resolution.
Ms. Rigatti will succeed Stuart R. Hemphill, who was appointed in March 2014 to serve as acting Chief Financial Officer. Mr. Hemphill will continue to serve as Senior Vice President of Power Supply and Operations Support.
There is no arrangement or understanding between Ms. Rigatti and any other person pursuant to which she was elected as an officer of SCE. Ms. Rigatti does not have any relationship or related transaction with SCE that would require disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN CALIFORNIA EDISON COMPANY
(Registrant)

/s/ Constance J. Erickson
Constance J. Erickson
Vice President and Controller

Date: June 20, 2014